EXHIBIT 10.17

                    VOTING AGREEMENT

          THIS VOTING AGREEMENT is made and entered into as of this 27th day of December, 1993, by and between Regency Health Services, Inc., a Delaware corporation
("Regency"), and each of the persons named on Exhibit A hereto (each a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS, Regency and Care Enterprises, Inc., a
Delaware corporation ("Care"), have entered into an agreement with respect to a merger of Regency and Care
(the "Merger Agreement"); and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Regency requested that each Stockholder agree, and in order to induce Regency to enter into the Merger Agreement, each Stockholder has agreed, to vote certain shares of common stock, par value
$.01 per share ("Care Common Stock"), of Care owned by such Stockholder as of the date hereof or at any time hereafter (the "Care Shares") as provided herein; and

          WHEREAS, Care and certain stockholders of Regency have agreed to enter into a voting agreement pursuant to which such stockholders will vote all shares of common stock, par value $.01 per share ("Regency
Common Stock"), owned by such stockholder as of the date hereof or at any time hereafter and over which such stockholder has voting power;

          NOW, THEREFORE, in consideration of the forego-ing, and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound, the parties hereto agree as follows:

          1. Voting Agreement. Each Stockholder hereby agrees to appear at any annual or special meeting of stockholders of Care for the purpose of obtaining a quorum. If Regency holds a special meeting of stockhold-ers for the purpose of voting upon transactions contem-plated by the Merger Agreement and the stockholders of Regency approve the transactions contemplated by the Merger Agreement by the affirmative vote of a majority of the outstanding shares of Regency Common Stock, then each Stockholder hereby agrees to vote all of its Care Shares in favor of the transactions contemplated by the Merger
Agreement.

          2. Termination. This Agreement shall termi-nate upon the earlier to occur of (i) the approval of the transactions contemplated by the Merger Agreement by the affirmative vote of a majority of the outstanding shares of Care Common Stock and (ii) the termination of the Merger Agreement in accordance with its terms.

          3.  Representations and Warranties.  Each
Stockholder hereby represents and warrants to Regency as follows:

               (a)  Authority Relative to this Agreement.
Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming that this Agreement has been duly and validly authorized, executed and delivered by Regency, this Agreement constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

               (b)  Ownership of Shares.  Such Stockhold-
er has good and marketable title to all of the shares of Care Common Stock indicated opposite such Stockholder's name on Exhibit A hereto, which constitute all the shares of Care Common Stock owned by such Stockholder. There are no restrictions on the voting rights pertaining to such shares of Care Common Stock.

               (c)  No Conflicts.  Neither the execution
and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or de-fault under any contract, commitment, agreement, arrange-ment or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound. Other than this Agreement, there are no other agreements or understandings with respect to the voting of the Care
Shares, and each Stockholder hereby agrees that it will not enter into such an agreement.

          4.  Representations and Warranties of Regency.
 Regency hereby represents and warrants to the Stock-holders as follows:

               (a)  Authority Relative to this Agreement.
Regency has full corporate power and authority to exe-cute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Regency and no other corporate proceedings on the part of Regency are necessary to authorize this Agreement or to consum-mate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Regency and, assuming that this Agreement has been duly and validly authorized, executed and delivered by each Stockholder, this Agreement constitutes a valid and binding agreement of Regency, enforceable against Regency in accordance with its terms.

          5. Transfer. Stockholders may sell, trans-fer, assign or otherwise dispose of any of the Care
Shares; provided, however, that each Stockholder hereby agrees not to sell, transfer, assign or otherwise dispose of the Care Shares to any Affiliate or Associate (as such terms are defined in Rule 12b-2 of the Securities Ex-change Act of 1934, as amended) unless such Affiliate or Associate becomes a party to this Agreement. Any pur-ported transfer of Care Shares to any such Affiliate or Associate that does not become a party hereto shall be null and void.

          6. Entire Agreement. This Agreement (a) con-stitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (c) shall be governed in all respects, in-cluding validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

          7. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

          8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal repre-sentatives; provided, that this Agreement shall not be assigned without the prior written consent of the other party hereto, except that Regency may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Regency. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          9. Counterparts. This Agreement may be exe-cuted in two or more counterparts, each of which shall be deemed to be an original, but all of which shall consti-tute one and the same agreement.

          10. Notices. Any notices or other communica-tions required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission,
(b) confirmed delivery by a standard overnight carrier or
(c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

               (a)  If to Regency, to:

               Regency Health Services, Inc.
               3636 Birch Street
               Suite 195
               Newport Beach, California  92660
               Telecopy No. (714) 851-2927

               Attention:  Cecil Mays
with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               300 So. Grand Avenue
               Los Angeles, California  90071
               Telecopy No. (213) 687-5600

               Attention:  Brian J. McCarthy, Esq.

               (b)     If to any of the Stockholders, to
                       the respective addresses noted on
                       Exhibit A hereto.

          11.  Descriptive Headings.  The descriptive
headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          12.  Validity.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          13. Further Assurances. Each Stockholder will execute and deliver all such further documents and in-struments and take all such further actions as may be necessary in order to consummate the transactions contem-plated hereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above writ-ten.

                    REGENCY HEALTH SERVICES, INC.
                    By:  /s/ CECIL MAYS
                         Name:  Cecil Mays
                         Title: President and CEO

                    Stockholders:

                    THE FOOTHILL GROUP, INC.
                    By:  /s/ JEFF NIKORA
                         Name:  Jeff Nikora
                         Title: Vice-President

                    THE FOOTHILL FUND, a
                    California Limited Partnership
                    By: The Foothill Group, Inc., its
                         General Partner
                    By:  /s/ JEFF NIKORA
                         Name:  Jeff Nikora
                         Title: Vice-President

                    FOOTHILL CAPITAL CORPORATION
                    By:  /s/ JEFF NIKORA
                         Name:  Jeff Nikora
                         Title: Vice-President

                    FOOTHILL PARTNERS, L.P.,
                         a Delaware Limited Partnership
                    By:  /s/ JEFF NIKORA
                         Name:  Jeff Nikora
                         Title: Managing General Partner

                    FOOTHILL MANAGERS LIMITED II,
                         a California Limited Partnership
                    By:  The Foothill Group, Inc., its
                         General Partner
                    By:  /s/ JEFF NIKORA
                         Name:  Jeff Nikora
                         Title: Vice-President



                    /s/ JOHN F. NICKOLL
                         John F. Nickoll


                     SOLVATION d/b/a SMITH
                         MANAGEMENT COMPANY
                    By:  /s/ JOHN W. ADAMS
                         Name:  John W. Adams
                         Title: President


                    /s/ RANDALL D. SMITH
                         Randall D. Smith


                    /s/ JOHN W. ADAMS
                         John W. Adams


                    /s/ JEFFREY A. SMITH
                         Jeffrey A. Smith


                    ENERGY MANAGEMENT CORPORATION
                    By:  /s/ JEFFREY A. SMITH
                         Name:  Jeffrey A. Smith
                         Title: President


                    SEGA ASSOCIATES, L.P.
                    By:  /s/ JOHN W. ADAMS
                         Name:  John W. Adams
                         Title: General Partner


                    THE DURIAN TRUST
                    By:  /s/ JEFFREY A. SMITH
                         Name:  Jeffrey A. Smith
                         Title: Trustee


                    WOODSTEAD ASSOCIATES, L.P.
                    By:  /s/ RANDALL D. SMITH
                         Name:  Randall D. Smith
                         Title: General Partner


                               EXHIBIT A


Name of Stockholder                                  Number
        and                                     Securities as of
 Address for Notice      Class of Securities    the Date Hereof

The Foothill Group*      Common Stock                 186,875
The Foothill Fund*       Common Stock               1,663,803
Foothill Capital
  Corporation*           Common Stock                 714,286
Foothill Managers
  Limited II*            Common Stock                  15,951
John F. Nicholl*         Common Stock                  32,536
Solvation d/b/a Smith
  Management Company**   Common Stock               1,607,143
Randall D. Smith**       Common Stock                 328,269
John W. Adams**          Common Stock                  25,634
Jeffrey A. Smith**       Common Stock                   4,466
Energy Management
  Corporation**          Common Stock               1,466,738
SEGA Associates,
  L.P.**                 Common Stock                  64,042
The Durian Trust**       Common Stock                 312,962
Woodstead Associates
  L.P.**                 Common Stock                 916,935

*   Address for Notice:  11111 Santa Monica Blvd.
                         Suite 1500
                         Los Angeles, CA  90025

**  Address for Notice:  767 Third Avenue
                         New York, NY  10017